UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 941-753-2875

ITEM 8.01 OTHER EVENTS.

(a) Continuation of Annual Meeting

Morgan Beaumont, Inc. (the “Company”) has postponed its annual meeting for at least 30 days, until the SEC provides it with comments on its proxy. The Company will notify its shareholders of the new date of the annual meeting within approximately 30 days of the new selected date.

(b) Press Releases

On January 12, 2006, the Company issued a press release announcing that Bostrom International Group (BIG) and Diversified Data Management, Inc. (DDM) have finalized an agreement to offer Morgan Beaumont Prestige Payroll Cards to all of DDM’s clients’ employees. A copy of this press release is attached hereto as Exhibit 8.1.1.

On January 17, 2006, the Company issued a press release announcing that after preliminary review, fiscal 2006 first quarter revenue for the period ended December 31, 2005 is now estimated to be over 30% higher than previous guidance. A copy of this press release is attached hereto as Exhibit 8.1.2.

On January 26, 2006, the Company issued a press release announcing a distribution agreement with Nationwide Providers to include Morgan Beaumont Prestige Payroll Cards as a part of its product portfolio. A copy of this press release is attached hereto as Exhibit 8.1.3.

On February 6, 2006, the Company issued a press release announcing its plans to release fiscal 2006 first quarter earnings results on Monday, February 6, 2006 at 4:00 p.m. eastern time and, in conjunction with the release, has scheduled a conference call for Monday, February 6, 2006 at 5:30 p.m. eastern time. A copy of this press release is attached hereto as Exhibit 8.1.4.

ITEM 9.01 EXHIBITS.

Exhibits include herein are set forth in the Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Clifford Wildes

_________________________________

By: Clifford Wildes

CEO, Treasurer and Director

Dated: January 6, 2006

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1	Press Release issued January 12, 2006
8.1.2	Press Release issued January 17, 2006
8.1.3	Press Release issued January 26, 2006
8.1.4	Press Release issued February 6, 2006

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